SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2008

MONEY4GOLD HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-50494	98-0412432
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

595 South Federal Highway, Suite 600
Boca Raton, Florida, 33432
(Address of Principal Executive Offices)

561-544-2447
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “Money4Gold Holdings” or the “Registrant” refer to Money4Gold Holdings, Inc., a Delaware corporation, formerly known as Effective Profitable Software, Inc.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a precious metals company in accordance with a Share Exchange Agreement dated July 23, 2008 (“Exchange Agreement”) by and among Money4Gold Holdings, Inc., a Delaware corporation (“Money4Gold Holdings”), Money4Gold, Inc., a Delaware corporation (“Money4Gold”), and the Shareholders of Money4Gold.  The closing of the transaction took place on July 23, 2008 (the “Closing Date”).   On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of Money4Gold (the “Interests”) from the Money4Gold Shareholders; and the Money4Gold Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the Money4Gold Shareholders 52,350,002 shares of our common stock and 14,100,000 shares of our preferred stock (collectively, the “Money4Gold Shares”).  Pursuant to the terms of the Exchange Agreement, Don Bratcher and Gary Moore cancelled a total of 74,994,315 shares of Money4Gold Holdings common stock.

Money4Gold is principally engaged in soliciting individuals interested in selling unwanted items containing precious metals and providing those individuals with the means and materials necessary to send those items in to the company, purchasing the items at scrap price and then process/refine the materials into their pure form.

Pursuant to the Exchange Agreement, Money4Gold became a wholly-owned subsidiary of Money4Gold Holdings.  A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.  This transaction is discussed more fully in Section 2.01 of this Current Report.  The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on July 23, 2008, we acquired Money4Gold, a precious metals company, in accordance with the Exchange Agreement.  The closing of the transaction took place on July 23, 2008 (the “Closing Date”).

On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of Money4Gold from the Money4Gold Shareholders; and the Money4Gold Shareholders transferred and contributed all of their Interests to us.  In exchange, we issued to the Money4Gold Shareholders 52,350,002 shares of our common stock and 14,100,000 shares of our preferred stock, or approximately 76% of our issued and outstanding common stock and 100% of our issued and outstanding preferred stock.  On the Closing Date, Money4Gold became our wholly owned subsidiary.  Money4Gold owns 100% of the membership interests of HD Capital Holdings, LLC, a Delaware limited liability company (“HD Capital”) and of Money4Gold W.Y., Inc., a Wyoming corporation (“Money4Gold WY”).

BUSINESS

BUSINESS OF MONEY4GOLD HOLDINGS

Background of Money4Gold Holdings

We were incorporated in the State of Delaware under the name Modena 2, Inc. on November 18, 2003 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On September 8, 2004, pursuant to an agreement between us, Chris Penner, Don Bratcher and Gary Moore (“Agreement”), Gary Moore and Don Bratcher purchased all of our issued and outstanding shares of common stock. We had been in the developmental stage since inception and have no operations to date other than issuing shares.

On May 10, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between us and EPS, Inc., an Arkansas corporation, and the shareholders of EPS, we purchased all of the outstanding shares of EPS for the issuance of 10,156,000 shares of our stock to the EPS shareholders. Pursuant to the Agreement, EPS became a wholly owned subsidiary of the Company. Pursuant to the terms of the Agreement, we filed Articles of Amendment with the State of Delaware changing our name to Effective Profitable Software, Inc.

Based on the acquisition of EPS we changed our business focus to become a financial markets evaluation software company which focuses on bringing affordable evaluation tools to the general public. We used in house proprietary software for evaluation of markets, stocks, commodities, and other financial instruments. We developed an innovative evaluation system we call the TimingWave. At the center of the system is a 100% mechanical, unemotional timing model that is both powerful and simple to use. The system’s web-based access will make it both affordable and accessible and our evaluations will be easily understood.

We were subsequently unable to obtain adequate financing to continue our operations.  As of the Exchange Agreement, we succeeded to the businesses of Money4Gold which will be continued as our sole lines of business.

BUSINESS DEVELOPMENT OF MONEY4GOLD

Business

Money4Gold is a company incorporated under the laws of Delaware in March 2008.  On July 16, 2008, Money4Gold entered into a Share Exchange Agreement with Money4Gold W.Y., Inc., a Wyoming corporation (“M4G WY”), in which Money4Gold acquired all of the membership interests in M4G WY in exchange for shares of common stock. Our operations are conducted through such subsidiary.

Through direct marketing and online advertising, we will solicit individuals interested in selling unwanted items containing precious metals and provide those individuals with the means and materials necessary to send those items to us.  We will purchase the items at scrap price and then process/refine the materials into their pure form. We will derive our profits from the margin between the scrap and market price of the metal.

The price of gold has increased over fifty percent in the last year reaching record high prices the market has not seen since the eighties. The current high price of gold, combined with the economic downturn over the past several years has led to a dramatic increase in the number of people wanting to cash in their gold or other precious metals items.

Our business model plans to capitalize on this economic trend by eliminating the middlemen and facilitating the transaction directly between the consumer and the refinery in the most automated and efficient process. Through a services agreement with Republic Metals Corporation, a precious metals refinery, we will be able to retain the maximum margin and be able to provide higher payouts than traditional buyers.

THE COMBINATION

On July 23, 2008, Money4Gold, the shareholders of Money4Gold, and Money4Gold Holdings entered into a definitive Share Exchange Agreement (“Exchange Agreement”) for the combination of Money4Gold Holdings and Money4Gold (the “Combination”). The Combination was accomplished by means of a share exchange in which the Money4Gold Shareholders exchanged all of their stock in Money4Gold for the new issuance of Money4Gold Holdings common stock.  Under the terms of the Exchange Agreement and as a result of the Combination:

•	Money4Gold became a wholly owned subsidiary of Money4Gold Holdings;

•
In exchange for all of their shares of Money4Gold stock, the Money4Gold Shareholders received 52,350,002 shares of Money4Gold Holdings common stock and 14,100,000 shares of Money4Gold Holdings preferred stock.

•
Immediately following the closing of the Combination, such shares of Money4Gold Holdings common stock represent approximately 76% of our issued and outstanding common stock and 100% of our issued and outstanding preferred stock.

•	On July 23, 2008, we changed our name to “Money4Gold Holdings, Inc.” and requested a new trading symbol which bears a closer resemblance to our new name.

This transaction closed on July 23, 2008.

Our Product and Services

We are in the business of purchasing unwanted or broken jewelry (or items containing precious metals) from the general public at scrap value, to be refined into pure form and sold at market (spot) value. Our customer base is any individual or entity, worldwide, who has such items and is interested in converting them into cash.

Our core service will be providing a fast, efficient, convenient and easy solution for people looking to sell their unwanted or broken jewelry for top dollar.

We will solicit our customers through direct marketing (online, radio, television, etc.). Interested parties will enter their information in our website or by calling in to the toll-free number (888-D4GOLD1). A return mail package will be sent to the customer, providing them with all the materials they will need in order to return their items to us. Upon receipt, items will be appraised based on the quality and quantity returned. A check will be issued to the customer and, if accepted, the items will be refined into pure form.

Our business consists of collaboration between two entities-- a direct marketing/online lead generation firm and a precious metals refinery. The experience, infrastructure and resources of the marketing firm enable us to generate traffic from parties interested in converting their unwanted precious metals to cash. The experience, infrastructure and resources of the refinery enable us to offer high payouts, hedge against price fluctuations in metals markets and process materials cost effectively.

Our principals own the domain names, dollars4gold.com, dollars4gold.net, money4gold.com and over seventy similarly named domains. Our principals also own the tradename “Dollars4Gold”.

Distribution Methods

Our management team has over 30 year’s collective experience in the direct marketing business. Our online marketing pieces (banners, email creatives, etc.) will be placed through our affiliate network, driving traffic to our website.

Additionally, radio and television commercials will lead consumers to our site and to our toll free number.

Prospects solicited through our marketing efforts will be sent a “G-Pak”, which is comprised of a welcome letter, a Ziploc pouch and a self-addressed, postage-prepaid envelope the prospect can use to return items. The prospect will place the items in the packaging materials and return them as they would any other USPS mail.

Once the piece is received and evaluated, a check will be sent to the prospect and, if deposited, the transaction will have been consummated.

Internally, we will batch incoming materials into separate lots for each day. Our refinery will hedge the price offered by agreeing to purchase the material according to the then-current market price, thereby preserving the profit margin.

Marketing and Branding

We will market our service through our website, dollars4gold.com and similarly named sites utilized for search engine optimization.

We intend to obtain traffic to our sites through an existing network of hundreds of affiliates within the control of one of our principal partners. Electronic creative pieces (banners, contextual pop-ups, email pieces, etc.) will be distributed amongst the network and placed on web properties or sent as emails.

We will also generate traffic through radio and television commercials which invite the consumer to either visit the site or call the toll-free number.

Competitive Market

Although gold buying has been a trade for centuries, this method of soliciting customers is relatively new. Traditionally, it has been independent jewelry stores or pawn shops that buy materials directly from the public. They, in turn, sell to an aggregator who also, in turn, sells to the refinery. This business model eliminates the middle-men, thereby eliminating the intermediaries who take the majority of the margin

 We have a services agreement with Republic Metals Corporation, which has been a primary refiner of precious metals for over 25 years. In conjunction with this agreement, we have prepaid for services with capital stock from our company.  This relationship enables us to operate in a cost effective and streamlined manner

EMPLOYEES

We presently do not have any employees other than the officers of the Company.  However, key employees have been identified to hire post-closing.

DESCRIPTION OF PROPERTIES

We maintain an office at 595 South Federal Highway, Suite 600, Boca Raton, FL 33432, which our principals provide to us at no cost.  However, we plan on entering into a sublease with our officers and directors for use of the space. Money4Gold WY has an address at 970 West Broadway, #492, Jackson, WY  83001.  Our telephone number is 888-D4GOLD1 (888-344-6531).  We maintain a website at www.dollars4gold.com.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

s
WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in March of 2008. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

s
WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the above mentioned targets, the general strategies of our company are to maintain and search for hard-working employees who have innovative initiatives; on the other hands, our company will also keep a close eye on expanding opportunities.

s	IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake expansion, continue our marketing efforts and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

s	NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. Competition for such personnel is intense. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees. The Company’s inability to attract skilled management personnel and other employees as needed could have a material adverse effect on the Company’s business, operating results and financial condition. The Company’s arrangement with its current employees is at will, meaning its employees may voluntarily terminate their employment at any time. The Company anticipates that the use of stock options, restricted stock grants, stock appreciation rights, and phantom stock awards will be valuable in attracting and retaining qualified personnel. However, the effects of such plan cannot be certain.

s	THE VALUE OF OUR PROPERTIES IS SUBJECT TO VOLATILITY IN THE PRICE OF GOLD AND OTHER PRECIOUS METAL COMMODITIES IN WHICH WE DEAL WITH.

Our ability to obtain additional and continuing funding and our profitability will be significantly affected by changes in the market price of gold. Gold prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral-producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and limit our profitability.

s	IF OUR CUSTOMERS CHOOSE NOT TO TRASACT BUSINESS ONLINE, OR VIA OTHER DIRECT MARKETING VEHICLES, OUR PROFITABILITY WILL BE LIMITED.

Sellers of precious metals may not choose to transact business online or via other direct response mechanisms, which would prevent us from increasing net revenues. Specific factors that could prevent consumers from transacting business online or via other direct response mechanisms include: concerns about transacting in precious metals items or jewelry without a physical storefront or face-to-face interaction with personnel; shipping time associated with Internet orders; pricing that does not meet consumer expectations or fluctuates on account of shipping time and fluctuation in precious metals pricing; concerns about loss due to theft and mail, delayed or damaged shipments; concerns about the security of online transactions and the privacy of personal information; inconvenience associated with dealing with a remote purchaser.

s
AS AN INTERNET AND DIRECT RESPONSE COMPANY, WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The online consumer industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the online jewelry industry. There are numerous other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

s	DEPENDENCE ON THIRD PARTY AGREEMENT.

We rely on our relationship with our refining partner Republic Metals Corporation. If our relationship with the refinery or the refinery itself is interrupted for any significant period of time, our business and results of operations would be substantially harmed.

s	RISK OF THEFT OR LOSS.

We face the risk of theft from inventory or during shipment. We have taken steps to prevent such theft and maintain insurance to cover losses resulting from theft or loss. However, if security measures fail, losses exceed our insurance coverage or we are not able to maintain insurance at a reasonable cost, we could incur significant losses from theft, which would substantially harm our business and results of operations.

s	OUR BUSINESS IS SUBJECT TO A VARIETY OF U.S. AND FOREIGN LAWS THAT COULD SUBJECT US TO CLAIMS OR OTHERWISE HARM OUR BUSINESS.

Government regulation of the Internet and e-commerce is evolving and unfavorable changes could substantially harm our business and results of operations. We are subject to a variety of laws in the U.S. and abroad that are costly to comply with, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies. For example, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims can be brought under both U.S. and foreign law for defamation, libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement.

In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party web sites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. We will face similar risks and costs as our products and services become offered in international markets and are subject to additional regulations.

Any failure on our part to comply with these laws and regulations may subject us to additional liabilities.

Risks Associated with Our Shares of Common Stock

s
IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD.  ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if in the past un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

s	OUR STOCK PRICE MAY BE VOLATILE.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

-changes in the industry;
-competitive pricing pressures;
-our ability to obtain working capital financing;
-additions or departures of key personnel;
-limited “public float” following the Combination, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
-sales of our Common Stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Offering);
-our ability to execute our business plan;
-operating results that fall below expectations;
-loss of any strategic relationship with our refinery or customers;
-regulatory developments;
-economic and other external factors; and
-period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Common Stock.

s	OUR COMMON STOCK IS “PENNY STOCK”, WHICH MAKES IT MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

Our Common Stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (3) to obtain needed capital.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and attached notes thereto, which are included as Exhibits to this Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Form 8-K.

PLAN OF OPERATIONS

As a development stage company, Money4Gold, Inc. has already implemented much of the logistical foundation to execute upon our business model. Through direct marketing and online advertising, we will continue to solicit individuals interested in selling unwanted items containing precious metals, provide those individuals with the means and materials necessary to return those items, purchase the items at scrap price and then process/refine the materials into their pure form. We will continue to derive our profits from the margin between the scrap and market price of the metal.

In compliance with United States data privacy laws, we have implemented a privacy policy concerning the collection and use of personal information. We have also implemented an Anti Money Laundering policy and program in compliance with the USA PATRIOT Act.

Incoming packages are tracked and fully logged through arrival at the sorting facility. Items sent in by our customers are assessed on an individual basis for quality and quantity of precious metal content, which is logged in our customer database. When pricing customer items, we utilize the London fix price for each metal type based on the trading day which the items are processed. We then send out a payment check to our customers based on the aggregate value of their items less our fees and costs. Once the customer cashes their check, our contractual obligation with that customer is completed. In the event that the amount they receive from us is unacceptable to the customer, our terms stipulate they have up to ten (10) days to return the check to us, and we will subsequently return their items to them within fifteen (15) days of receipt of the returned check.

Since inception, we have seen rapid growth in our customer base, with some weeks where new customer acquisition is 50% greater than the week previous. Although we do not project that weekly or monthly growth will continue at such significant percentage gains, it is important to note that this customer acquisition increase has occurred solely through our test marketing through only a small variety of media types. This has shown management two trends: 1) we believe that demand for our services is currently quite high, and 2) we expect a significant longer-term increase in our customer base once our full marketing program is launched nationally.

We are only instituting marketing efforts that are directly demonstrable in return-on-investment, and which can be revised and repeated into differing market segments for maximum exposure.

We receive refining services through one of the nation’s largest and leading primary precious metals refineries.  Management is comfortable in the refinery’s ability to meet our business requirements as we scale our operations.

As a development stage company, we are also looking to expand the depth of our management team as we move into the next stage of our growth. Our current management has significant experience in building major enterprises, as well as operating in a public environment. However, due to the highly transactional nature of our business, and the regulatory environment we operate under, our management foresees the necessity to add additional management personnel with specific skill-sets to facilitate further the scalability of our model. We have already begun conversations with specific outside individuals regarding these potential roles, so that we can add to our management team in an orderly, pre-planned manner, at the appropriate juncture.

Management is also currently exploring opportunities for international expansion into foreign market segments. As each country has differing regulations and logistics requirements, there is no guarantee that we will be successful in this regard. However, initial indications point to various achievable avenues to foreign market entry, as well as solid demand in those foreign markets for our services. In this regard, we believe that our status as a publicly traded enterprise will significantly assist in passing foreign governmental review processes, while also serving as a significant potential barrier of entry for our non-public competitors.

It is important to note that the pricing for precious metals fluctuates on a daily basis. As previously indicated, we have designed and operate our business in a manner where we can easily scale up and scale down, depending on market demand. Equally key to our success is our ability to control our gross margins on a per-customer basis. Our margin operating plan, which has been fully implemented, has proved out our ability to maintain, as well as grow our overall per-customer gross margins. We have also found that our systems for managing margins hold, despite any fluctuations in metal prices. However, our gross earnings are directly tied to current and future precious metal prices. We have proven our abilities to maintain per-customer margins only over a short period of time, and our overall earnings can potentially fluctuate significantly based on major changes in those prices.

To counter these effects, our marketing programs (as previously described) can be quickly increased or constricted to add or curtail additional new customers. In this way, with appropriate lead-times employed, we are confident that our business will be able to continue top-line growth, maintain / increase per-customer margins, while also mitigating or taking advantage of radical shifts in future precious metal spot prices.

We can also be considered a feed source of raw materials for the precious metal recycling industry. We have specific requirements when evaluating our contracted service providers as it pertains to their environmental impact  Our current contracted service providers hold a number of Environmental Protection Agency certifications for emissions compliance, including carbon emission mitigation, as well as certain ISO certifications. In this fashion, as a recycling feed source provider, we operate on an extremely “green” basis, while also providing the markets with a consistent “renewable” source of precious materials.

When compared to the mining sector for precious metals, we have a minimal and much more favorable overall environmental impact. Our internal collection and contracted refining systems take advantage of the latest sequestration and scrubbing technologies, further minimizing our environmental footprint.

Market Overview

There is a shifting market trend, mining versus recycling, slowly taking place in the global precious metals market.

Mining costs have escalated due to significant increases in fuel, energy, labor, and transportation costs. Additionally, global environmental regulations specific to the mining industry have become increasingly stringent over the last decade. One of the results has been a decrease in overall global output in many precious metals derived from mining operations. However, demand for precious metals remains constant or has increased (dependant on metal type). Couple this with overall market conditions, and standard supply / demand curves, it becomes easier to understand why precious metal prices have increased significantly over the last 12 months.

The United States Geological Survey tracks precious metals utilization, output, and overall sector utilization on an annual basis.1 The trend line provided by the USGS in their 2007 estimates shows a clear percentage increase in recycled precious metals versus newly mined precious metals, as source material for a variety of industries.

For example, the USGS stated in their 2007 estimates that gold from recycled sources equated to 90 tons, or approximately 47% of reported United States consumption. This indicates a domestic market of around $3 billion annually in recycled gold. Mined gold equated to approximately $5.1 billion, creating a total estimated combined market of $8.1 billion in “new” gold entering the domestic market. Estimated uses were jewelry / arts 84%, electrical / electronics 8%, dental / other 10%.

________________________________
1 USGS Minerals Commodity Summary - http://minerals.usgs.gov/minerals/pubs/mcs/

The USGS further reported an even starker contrast regarding silver. In 2007 United States domestic silver production equated to approximately 1,200 tons from the ground (traditional mining). This compares to roughly 1,600 tons derived from recycling. This indicates a domestic market of around $1 billion annually in recycled silver, and approximately $750 million in newly mined silver, equating to a domestic market of $1.75 billion for 2007.

Between these two recycled precious metal categories, the gross estimated market value is around $4 billion in the United States annually and growing. For newly mined gold and silver, the United States market value is around $5.85 billion. Total market estimates combined places the domestic consumption market at $9.85 billion annually.

 It is important to note that we also provide recycling services for other precious metals such as silver, platinum and palladium.

We occupy a sub-set for this overall recycled metals market. Although we currently only operate in the domestic United States markets, we are reviewing international expansion opportunities on an ongoing basis.

In our primary segment, we recycle old and broken jewelry. From a long term standpoint, and with gold and silver as the primary foundation for domestic jewelry production, the USGS figures provide a strong indicator for our future basis for “raw material” inflows. Over 80% of available gold and silver consumed in the United States annually is utilized in the production of jewelry and related artistic items. By and large these items are sold to general consumers. A subset of these items will become “old,” unwanted, or broken each year. We give those consumers a method to monetize those assets, while also providing the resulting recycled material back into the overall market.

Based on the total domestic consumption figure for the United States of $9.85 billion, approximately $7.88 billion in metal value is utilized to make jewelry each year. Once this jewelry is sold to the consumer, this overall metal value becomes one significant component of our company’s potential domestic market value.

The above calculations only describe the newly purchased / sold materials (jewelry and associated items) which enter the consumer market each year. However, the overall number of consumer-purchased items in total circulation increases each year as new items are produced and enter the market. This additional potential inventory spans the entire physical life of that individual consumer.

Over the lifetime of an individual consumer, 100% of their precious metal items they purchase will be passed to another party. Much of this will be passed onto other family members; the balance will be sold into the secondary markets where Money4Gold, Inc. resides.

It is difficult to predict what exact percentage of items will be held for a lengthy period of time by an individual consumer, and then sold into the secondary market. With this overall understanding in regards to the compounding of potential United States inventory in the hands of consumers year over year, and the rolling rates at which consumers wish to convert their assets over time, we believe that the fully realized domestic market potential is much greater than the annualized domestic consumption figure of $7.88 billion.

We also believe that this number will continue to expand, in concert with growing global demand for precious metal items. As we successfully enter and begin operations in foreign markets, this overall market potential for our company will increase.

Twelve Month Plan of Operations

Over the course of the next twelve months our plan of operations includes the following objectives:

Additional Services

•	Launch of a new, more search-engine friendly Dollars4Gold website

•	Translation of the website into different languages to make our service available to non-English speaking consumers

•	Provide expedited payment options for customers

•	Provide expedited shipping options for customers

Marketing
•	We plan on expanding our internet marketing efforts

•	In addition to our online efforts, we also plan on launching offline national campaigns including; television, radio and print

•	In line with our planned offline media campaigns, we will be investing in the production of ads to be placed in these different media channels

Timing:  Improvements to our website including additional services and new website launches are scheduled to occur within the third and fourth quarters of 2008.  In addition, we anticipate filming our first television production advertisements in the third quarter of 2008 with test campaigns scheduled to begin within the third quarter and a full national launch during the fourth quarter of 2008.  Beginning in the fourth quarter of 2008 and continuing into the first and second quarters of 2009, we will be focusing on furthering our national multi-channel advertising efforts.  Along these lines we will be focusing on channel, messaging and key demographic information allowing us to effectively expand in the areas where we are realizing the greatest return on investment and contract in the lower performing areas.

LIQUIDITY AND CAPITAL RESOURCES

Over the next twelve months we anticipate growing our management team, support staff and physical assets in line with the rollout of our national multi-channel marketing plan.  As such, we expect to require approximately $1,500,000 over the next year to fund operations.  Additionally, our marketing efforts, including; the production of ads, media tests/buys, as well as the actual purchasing of scrap material containing precious metals from consumers, will be our most significant uses of cash.  As our success will be directly correlated to the success of our marketing efforts, we plan on only instituting marketing efforts that are directly demonstrable in our return on investment, and which can be revised and repeated into differing market segments for maximum exposure.  Further, there is a lag from the time we distribute funds to our customers for the purchase of their items to the time we complete the refining process and receive proceeds from the sale of the refined material. We anticipate using cash from operations to fund our capital needs; however, we may require additional capital to further expand our business and marketing ventures.  We anticipate that we will be able to raise the capital required to grow these activities at rates in line with management’s goals from outside investors.  In addition, it is management’s belief that we will be able to acquire additional lines of credit from banking institutions due to the nature of our business, specifically the fact that we will be holding large amounts of precious metal assets.

MANAGEMENT

Appointment of New Directors

Effective as of the closing of the exchange transaction, and subject to applicable regulatory requirements, including the preparation, filing and distribution to the Money4Gold Holdings stockholders of a Schedule 14(f)-1 Notice to Stockholders, Mr. Gary Moore, our former President, Chief Executive Officer and Director; Mr. Don Bratcher, our former Vice President, Chief Financial Officer and Director; and Mr. Dick Torti our former Vice President will resign from all positions held with the Company.

 The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Hakan Koyuncu	33	Chief Executive Officer and Vice Chairman of the Board
Scott Frohman	40	Chairman of the Board
Daniel Brauser	27	President, Chief Operating Officer, Chief Financial Officer and Director
Jason Rubin	25	Director

Hakan Koyuncu, Chief Executive Officer and Vice Chairman of the Board

Hakan Koyuncu, is the co-founder and CEO of Leadcreations.com, LLC, an internet marketing and online lead generation company with a focus on technology and innovative strategy.

A native of Turkey, Mr. Koyuncu immigrated to the United States in 1992 to pursue his Bachelors in Business Administration. Upon graduating with a concentration in marketing, he became the Director of Online Marketing for Tel3, a prepaid long distance phone service company. He quickly grew Tel3's subscriber base to over 35,000 users which enabled the company to become one of the nation's largest prepaid telecommunications platforms.

While there, he segregated the company's online marketing efforts into a separate division that eventually spun off into its own company, Inmar, LLC. Recognizing the growing niche of Internet marketing and what it had done for Tel3, Mr. Koyuncu, through Inmar, applied the successful online marketing strategies developed for that business to others, thereby transforming a marketing department into its own thriving business.

LeadCreations.com, LLC was founded by Mr. Koyuncu in 2003 as yet another spin off of a business model derived from Inmar’s online marketing business. Today it is one of the leading internet-based lead generation firms. LeadCreations developed its own proprietary technology platform that brings online publishers and advertisers together and tracks and reports campaign performance.

Mr Koyuncu’s business acumen extended outside of the United State when in 2005 he started one of Turkey's first independent telecommunications companies, Unitel Telecom, which was acquired by another telecom company within two years.

The core philosophy of each company pioneered by Mr. Koyuncu, which have all reached multi-million dollar annual revenues under his direction, is to acquire as much specialized knowledge of each market and then apply the best technology and most innovative strategy to conquer it.

Scott Frohman, Chairman of the Board

Scott Frohman joined Marlin Capital Partners in December 2006. Along with his involvement in Marlin Capital Partners, Mr. Frohman continues to provide consulting services to multiple early stage development ventures, including; Rapid Refinance, a leading mortgage brokerage firm and EZ Health Systems, a nutritional supplement and enzyme company.

Prior to joining Marlin Capital Partners, Mr. Frohman served as the Chief Executive Officer of Health Benefits Direct. He co-founded Health Benefits Direct and served on the company’s Board of Directors from its inception in February 2004 through December 2006.

Mr. Frohman has over a decade of extensive entrepreneurial experience in building and driving professional early stage businesses. His prior experience includes founding and serving as Chief Executive Officer of National Lead Services, Inc., which was acquired by Seisint, Inc. and spun-off as part of eDirect.com which was later acquired by Equifax in 2003.

Daniel Brauser, President, Chief Operating Officer, Chief Financial Officer and Director

Daniel Brauser is a co-founder of Marlin Capital Partners. Shortly after the founding of Marlin Capital Partners in 2004, Mr. Brauser left his full-time position with the company to take on an executive role with Health Benefits Direct (symbol: HBDT.OB) where he served initially as the company’s Chief Financial Officer and later as Senior Vice President. His corporate responsibilities included a variety of business development and strategic initiatives as well as the development and management of the financial and accounting process of HBDC.  In September of 2007, he returned to a full-time role with Marlin Capital Partners and continues to serve in a consulting role for Health Benefits Direct.

His prior experience includes financial consulting in the ranks of several highly successful start-up organizations. Prior to his tenure with Health Benefits Direct, Mr. Brauser served as an integral part of the team responsible for the accounting process and procedures for Omnipoint Media, a specialized internet advertising services company.

Prior to joining Omnipoint Media, Mr. Brauser consulted as a data analyst and purchasing agent for Seisint, Inc. a leader in database and technology services. Supporting further initiatives for Seisint, he also worked directly with several state-level government organizations for the procurement of multiple public record databases.

Mr. Brauser has a Bachelor of Science in Finance and Accounting from the University of Florida and an MBA from Duke University’s Fuqua School of Business.

Jason Rubin, Director

Jason Rubin currently serves as Vice President and General Counsel for Republic Metals Corporation, one of the three largest precious metals refineries in the United States.

Mr. Rubin grew up in the refining business. His father, Richard, was the founder of Republic and from the time he was old enough to push a broom, Jason Rubin worked in the refinery, performing every task possible so that he would gain insight into all aspects of the precious metals business.

Today, Mr. Rubin oversees the financing and trading departments, international operations as well as all legal aspects of the business. His 15 years at Republic have enabled him to foster countless relationships in the industry.

Mr. Rubin is a graduate of the George Washington University School of Business, where he received his degree in Finance and International Business. He went on to receive a Juris Doctorate from the Nova Southeastern University School of Law.

Employment Agreements/ Terms of Office

Our officers have executed employment agreements as described in Section 5.02 below.

Family Relationships

None

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

MONEY4GOLD HOLDINGS EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table shows for the periods ended December 31, 2007 and 2006, compensation awarded to or paid to, or earned by, our Chief Executive Officer, and our Secretary/Treasurer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Gary Moore, President, Chief	2007	$0	0	0	0	0	0	0	$0
Executive Officer,	2006	$0	0	0	0	0	0	0	$0
	2005	$0	0	0	0	0	0	0	$0
Don Bratcher	2007	$0	0	0	0	0	0	0	$0
Chief Financial Officer, Vice President, Director	2006	$0	0	0	0	0	0	0	$0
	2005	$0	0	0	0	0	0	0	$0
Dick Torti	2007	$0	0	0	0	0	0	0	$0
Vice President	2006	$0	0	0	0	0	0	0	$0
	2005	$0	0	0	0	0	0	0	$0

(1) Gary Moore, Don Bratcher and Dick Torti resigned as our officers and directors as of the Closing Date.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at December 31, 2007.

PRINCIPAL STOCKHOLDERS

 Pre-Closing

The following table sets forth certain information regarding our common stock beneficially owned, prior to the closing of the Exchange Agreement, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)

Common Stock	Gary Moore	37,807,051	41.2%
Common Stock	Richard Torti	37,187,264	40.6%

Officers and Directors As a Group		75,994,315	81.8%

(1) The percent of class is based on 91,679,010 shares of common stock issued and outstanding as of July 22, 2008.

Post-Closing

The following table sets forth certain information regarding our common stock beneficially owned on July 23, 2008, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the closing of the Exchange Agreement and Financing.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)

Common Stock	Daniel Brauser, President, COO, CFO, Director	9,500,001	13.8%
Common Stock	Hakan Koyuncu, CEO and Director	15,000,001	21.7%
Common Stock	Scott Frohman, Director	5,650,000	8.2%
Common Stock	Republic Metals Corporation	10,000,000	14.5%

Officers and Directors As a Group (3)		30,150,002	43.7%

(1) Based on 69,034,695 shares of common stock outstanding after the closing of the Exchange Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Money4Gold currently in negotiations with Global Marketing Solutions, LLC, of which our president and chairman Hakan Koyuncu is a principal, for marketing and consulting services.  We anticipate executing an agreement with Global Marketing Solutions, LLC in 2008.

Money4Gold maintains an office at 595 South Federal Highway, Suite 600, Boca Raton, FL 33432, which the principals provide at no cost.  However, Money4Gold plans on entering into a sublease with the officers and directors for use of the space.  Money4Gold WY has a mailing address of P.O. Box 10037, Jackson, WY 83002.

Money4Gold has entered into a service agreement with the Republic Metals Corporation (“Republic”), one of the beneficial owners, whereby Republic will service the precious metals items that Money4Gold acquires from the public and hedge the price offered by agreeing to purchase the material according to the then-current market price, thereby preserving the profit margin.  In connection with these agreements, Money4Gold issued 10,000,000 shares of our common stock to Republic as prepayment for services and authorized the appointment of Jason Rubin to Money4Gold’s board of directors.  Jason Rubin currently serves as Vice President and General Counsel for Republic.

Although we have not executed a formal contract, we pay for lead generating services from Lead Creations.com, LLC (“Lead Creations”).  Our Chief Executive Officer Hakan Koyuncu is a partner in Lead Creations.  Lead Creations manages an affiliate network platform which creates lead generation via online affiliates through its own proprietary technologies.

Except as disclosed above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of Common Stock. As of July 23, 2008, 69,034,695 shares of Common Stock were issued and outstanding, including shares issued pursuant to the closing of the Exchange Agreement.

(a) Common Stock.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors cannot necessarily elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

 (b) Stock Option Plan. In addition to the foregoing, the Company will establish a stock option plan (the “Plan”) to provide for the grant of options in an amount to be determined by the Board of Directors of the Company at such time as the Board of Directors deems it appropriate. The Board of Directors will distribute options as may be permitted under the Plan to employees, directors, consultants and advisors of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, having $.001 par value per share ("Common Stock"), is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "EFPS". Following the Combination, the combined Company will continue to be traded on the OTCBB, however we will request a new symbol closer in form to Money4Gold Holdings, Inc. There is no established current public market for the shares of our common stock.  Very limited trades have occurred through the date of this Report. There can be no assurance that a liquid market for our securities will ever develop.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

LEGAL PROCEEDINGS

Neither we, nor any of our controlled affiliates, namely Money4Gold, Money4Gold WY and HD Capital, are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Delaware, Section 102(b)(7) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

None.

Item 3.02 Unregistered Sales of Equity Securities
Pursuant to the Exchange Agreement, on July 23, 2008, we issued 52,350,002 shares of our common stock and 14,100,000 shares of our preferred stock to the Money4Gold shareholders in exchange for 100% of the outstanding shares of Money4Gold. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of the shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Money4Gold Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on July 23, 2008, we issued 52,350,002 shares of our common stock and 14,100,000 shares of our preferred stock to the Money4Gold Shareholders in exchange for the transfer of 100% of the outstanding shares of Money4Gold’s capital stock by the Money4Gold Shareholders to Money4Gold Holdings.  As such, immediately following the Exchange and Financing transactions, the Money4Gold Shareholders held approximately 76% of the total combined voting power of all classes of Money4Gold Holdings’ outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

As explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report dated July 29, 2008, effective as of the closing of the exchange transaction, and subject to applicable regulatory requirements, including the preparation, filing and distribution to the Money4Gold Holdings stockholders of a Schedule 14(f)-1 Notice to Stockholders, Gary Moore, Don Bratcher and Dick Torti resigned as officers and directors of Money4Gold Holdings. Further, effective July 23, 2008, Hakan Koyuncu, Scott Frohman, Daniel Brauser and Jason Rubin were appointed as the new officers and directors of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective July 23, 2008 and subject to applicable regulatory requirements, including the preparation, filing and distribution to the Money4Gold Holdings stockholders of a Schedule 14(f)-1 Notice to Stockholders, Gary Moore and Don Bratcher resigned as members of the Board of Directors of EPS. There were no disagreements between Mr. Moore, Mr. Bratcher and the Company or any officer or director of the Company.

(b)   Resignation of Officers

Effective July 23, 2008, Gary Moore resigned as the President and Chief Executive Officer, Don Bratcher reigned as the Chief Financial Officer and Richard Torti resigned as the Vice President of Money4Gold Holdings.

(c)   Appointment of Directors

Effective, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
Hakan Koyuncu	33	Vice Chairman of the Board
Scott Frohman	40	Chairman of the Board
Daniel Brauser	27	Director
Jason Rubin	25	Director

The business background descriptions of the newly appointed directors are as follows:

Hakan Koyuncu, Chief Executive Officer and Vice Chairman of the Board

Hakan Koyuncu, is the co-founder and CEO of Leadcreations.com, LLC, an internet marketing and online lead generation company with a focus on technology and innovative strategy.

A native of Turkey, Mr. Koyuncu immigrated to the United States in 1992 to pursue his Bachelors in Business Administration. Upon graduating with a concentration in marketing, he became the Director of Online Marketing for Tel3, a prepaid long distance phone service company. He quickly grew Tel3's subscriber base to over 35,000 users which enabled the company to become one of the nation's largest prepaid telecommunications platforms.

While there, he segregated the company's online marketing efforts into a separate division that eventually spun off into its own company, Inmar, LLC. Recognizing the growing niche of Internet marketing and what it had done for Tel3, Mr. Koyuncu, through Inmar, applied the successful online marketing strategies developed for that business to others, thereby transforming a marketing department into its own thriving business.

LeadCreations.com, LLC was founded by Mr. Koyuncu in 2003 as yet another spin off of a business model derived from Inmar’s online marketing business. Today it is one of the leading internet-based lead generation firms. LeadCreations developed its own proprietary technology platform that brings online publishers and advertisers together and tracks and reports campaign performance.

Mr Koyuncu’s business acumen extended outside of the United State when in 2005 he started one of Turkey's first independent telecommunications companies, Unitel Telecom, which was acquired by another telecom company within two years.

The core philosophy of each company pioneered by Mr. Koyuncu, which have all reached multi-million dollar annual revenues under his direction, is to acquire as much specialized knowledge of each market and then apply the best technology and most innovative strategy to conquer it.

Scott Frohman, Chairman of the Board

Scott Frohman joined Marlin Capital Partners in December 2006. Along with his involvement in Marlin Capital Partners, Mr. Frohman continues to provide consulting services to multiple early stage development ventures, including; Rapid Refinance, a leading mortgage brokerage firm and EZ Health Systems, a nutritional supplement and enzyme company.

Prior to joining Marlin Capital Partners, Mr. Frohman served as the Chief Executive Officer of Health Benefits Direct. He co-founded Health Benefits Direct and served on the company’s Board of Directors from its inception in February 2004 through December 2006.

Mr. Frohman has over a decade of extensive entrepreneurial experience in building and driving professional early stage businesses. His prior experience includes founding and serving as Chief Executive Officer of National Lead Services, Inc., which was acquired by Seisint, Inc. and spun-off as part of eDirect.com which was later acquired by Equifax in 2003.

Daniel Brauser, President, Chief Operating Officer, Chief Financial Officer and Director

Daniel Brauser is a co-founder of Marlin Capital Partners. Shortly after the founding of Marlin Capital Partners in 2004, Mr. Brauser left his full-time position with the company to take on an executive role with Health Benefits Direct (symbol: HBDT.OB) where he served initially as the company’s Chief Financial Officer and later as Senior Vice President. His corporate responsibilities included a variety of business development and strategic initiatives as well as the development and management of the financial and accounting process of HBDC.  In September of 2007, he returned to a full-time role with Marlin Capital Partners and continues to serve in a consulting role for Health Benefits Direct.

His prior experience includes financial consulting in the ranks of several highly successful start-up organizations. Prior to his tenure with Health Benefits Direct, Mr. Brauser served as an integral part of the team responsible for the accounting process and procedures for Omnipoint Media, a specialized internet advertising services company.

Prior to joining Omnipoint Media, Mr. Brauser consulted as a data analyst and purchasing agent for Seisint, Inc. a leader in database and technology services. Supporting further initiatives for Seisint, he also worked directly with several state-level government organizations for the procurement of multiple public record databases.

Mr. Brauser has a Bachelor of Science in Finance and Accounting from the University of Florida and an MBA from Duke University’s Fuqua School of Business.

Jason Rubin, Director

Jason Rubin currently serves as Vice President and General Counsel for Republic Metals Corporation, one of the three largest precious metals refineries in the United States.

Mr. Rubin grew up in the refining business. His father, Richard, was the founder of Republic and from the time he was old enough to push a broom, Jason Rubin worked in the refinery, performing every task possible so that he would gain insight into all aspects of the precious metals business.

Today, Mr. Rubin oversees the financing and trading departments, international operations as well as all legal aspects of the business. His 15 years at Republic have enabled him to foster countless relationships in the industry.

Mr. Rubin is a graduate of the George Washington University School of Business, where he received his degree in Finance and International Business. He went on to receive a Juris Doctorate from the Nova Southeastern University School of Law.

 Family Relationships

None.

(d) Appointment of Officers

Effective, the newly appointed directors described above in Item 5.02(c) appointed the following persons as executive officers of Money4Gold Holdings, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Hakan Koyuncu	33	Chief Executive Officer
Daniel Brauser	27	President, Chief Operating Officer, Chief Financial Officer

Hakan Koyuncu, Chief Executive Officer and Vice Chairman of the Board

Hakan Koyuncu, is the co-founder and CEO of Leadcreations.com, LLC, an internet marketing and online lead generation company with a focus on technology and innovative strategy.

A native of Turkey, Mr. Koyuncu immigrated to the United States in 1992 to pursue his Bachelors in Business Administration. Upon graduating with a concentration in marketing, he became the Director of Online Marketing for Tel3, a prepaid long distance phone service company. He quickly grew Tel3's subscriber base to over 35,000 users which enabled the company to become one of the nation's largest prepaid telecommunications platforms.

While there, he segregated the company's online marketing efforts into a separate division that eventually spun off into its own company, Inmar, LLC. Recognizing the growing niche of Internet marketing and what it had done for Tel3, Mr. Koyuncu, through Inmar, applied the successful online marketing strategies developed for that business to others, thereby transforming a marketing department into its own thriving business.

LeadCreations.com, LLC was founded by Mr. Koyuncu in 2003 as yet another spin off of a business model derived from Inmar’s online marketing business. Today it is one of the leading internet-based lead generation firms. LeadCreations developed its own proprietary technology platform that brings online publishers and advertisers together and tracks and reports campaign performance.

Mr Koyuncu’s business acumen extended outside of the United State when in 2005 he started one of Turkey's first independent telecommunications companies, Unitel Telecom, which was acquired by another telecom company within two years.

The core philosophy of each company pioneered by Mr. Koyuncu, which have all reached multi-million dollar annual revenues under his direction, is to acquire as much specialized knowledge of each market and then apply the best technology and most innovative strategy to conquer it.

Daniel Brauser, President, Chief Operating Officer, Chief Financial Officer and Director

Daniel Brauser is a co-founder of Marlin Capital Partners. Shortly after the founding of Marlin Capital Partners in 2004, Mr. Brauser left his full-time position with the company to take on an executive role with Health Benefits Direct (symbol: HBDT.OB) where he served initially as the company’s Chief Financial Officer and later as Senior Vice President. His corporate responsibilities included a variety of business development and strategic initiatives as well as the development and management of the financial and accounting process of HBDC.  In September of 2007, he returned to a full-time role with Marlin Capital Partners and continues to serve in a consulting role for Health Benefits Direct.

His prior experience includes financial consulting in the ranks of several highly successful start-up organizations. Prior to his tenure with Health Benefits Direct, Mr. Brauser served as an integral part of the team responsible for the accounting process and procedures for Omnipoint Media, a specialized internet advertising services company.

Prior to joining Omnipoint Media, Mr. Brauser consulted as a data analyst and purchasing agent for Seisint, Inc. a leader in database and technology services. Supporting further initiatives for Seisint, he also worked directly with several state-level government organizations for the procurement of multiple public record databases.

Mr. Brauser has a Bachelor of Science in Finance and Accounting from the University of Florida and an MBA from Duke University’s Fuqua School of Business.

e) EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

On July 15, 2008, we entered into a two year Employment Agreement with Hakan Koyuncu to serve as our Chief Executive Officer. The Agreement provides for salary of One Hundred Seventy Five Thousand Dollars ($175,000) per annum, for the first 6 months following the date of this agreement, the sum of Two Hundred Thousand Dollars ($200,000) per annum, for the next 6 months, the sum of Two Hundred and Twenty Five Thousand ($225,000) for the remainder of the Term. A copy of this Agreement is included in this Current Report as Exhibit 10.1.

On July 15, 2008, we entered into a two year Employment Agreement with Daniel Brauser to serve as our President, Chief Operating Officer and Chief Financial Officer. The Agreement provides for salary of One Hundred Seventy Five Thousand Dollars ($175,000) per annum, for the first 6 months following the date of this agreement, the sum of Two Hundred Thousand Dollars ($200,000) per annum, for the next 6 months, the sum of Two Hundred and Twenty Five Thousand ($225,000) for the remainder of the Term. A copy of this Agreement is included in this Current Report as Exhibit 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 23, 2008, we filed an Amendment to our Articles of Incorporation changing our name to “Money4Gold Holdings, Inc.”

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Exchange. As a result of the Exchange, Money4Gold became the wholly owned subsidiary of Money4Gold Holdings and became our main operational business. Consequently, Registrant believes that the Exchange has caused it to cease to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Money4Gold as of March 31, 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  PRO FORMA FINANCIAL INFORMATION.

None.

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)  EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

2.1	Exchange Agreement by and among Money4Gold Holdings, Money4Gold, and the Money4Gold Shareholders dated
3.1	Certificate of Amendment
3.2	Bylaws *
10.1	Employment Agreement with Hakan Koyunku
10.2	Employment Agreement with Daniel Brauser
99.1	Financial Statements for the Period Ending March 31, 2008
99.2	Press Release

* Filed with the Form SB-2 filed on October 4, 2006 (SEC File # 333-137789)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MONEY4GOLD HOLDINGS, INC.

Date: July 29, 2008	By:	/s/ Daniel Brauser
Daniel Brauser
President